UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_________________

FORM 8-K
_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 23, 2021
Date of Report (date of earliest event reported)
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Asensus Surgical, Inc.
(Exact name of Registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	0-19437 (Commission File Number)	11-2962080 (I.R.S. Employer Identification Number)

635 Davis Drive, Suite 300
Morrisville, North Carolina 27560
(Address of principal executive offices)

919-765-8400
(Registrant’s telephone number, including area code)

TransEnterix, Inc.
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock $0.001 par value per share	TRXC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously announced, effective on February 23, 2021, TransEnterix, Inc. (the “Company”) changed its name to Asensus Surgical, Inc.

On March 5, 2021, the trading symbol of the Company’s common stock on the NYSE American will be changed to “ASXC.”

The Company’s CUSIP numbers for its common stock, Series C Warrants and Series D Warrants have changed as a result of the corporate name change. Effective on March 5, 2021, the new CUSIP numbers for the Company’s common stock, Series C Warrants and Series D Warrants are 04367G 103, 04367G 111 and 04367G 129, respectively.

A copy of the Company’s Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware to effectuate the name change, is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Company’s Amended and Restated Bylaws reflecting the corporate name change is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	No. Description

3.1	Amended and Restated Certificate of Incorporation of Asensus Surgical, Inc., filed and effective February 23, 2021

3.2	Amended and Restated Bylaws of Asensus Surgical, Inc.

104	Cover Page Interactive Data File (formatted in inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSENTERIX, INC.

Date: February 25, 2021	/s/ Shameze Rampertab
Shameze Rampertab
Executive Vice President and Chief Financial Officer